SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2006

WHOLE FOODS MARKET, INC.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 Bowie Street

Austin, Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 8.01. Other Events.

On February 14, 2006, Hass Hassan resigned from the Compensation Committee of our Board of Directors. Mr. Hassan resigned this position because he did not qualify as an “independent director” (as defined in Rule 4200 of the NASDAQ Marketplace Rules) by virtue of his service as a consultant to Whole Foods Market on matters relating to Fresh & Wild, Ltd., an organic food retailer which Mr. Hassan founded and we acquired in 2004.

Mr. Hassan otherwise remains as a member of our Board of Directors.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2006	WHOLE FOODS MARKET, INC.

	By:	/s/ Glenda Chamberlain.
Glenda Chamberlain
Executive Vice President and Chief Financial Officer

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